EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-74255, No. 333-87786 and No. 333-140781) and on Form S-3 (No. 333-92388 and 333-117534) of Atwood Oceanics, Inc. of our report dated November 28, 2007 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.

/S/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Houston, Texas

November 28, 2007